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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 1997, with respect to the consolidated financial statements and schedule of Showscan Entertainment Inc.; to the use of our report dated June 27, 1997, with respect to the financial statements of Showscan CityWalk Venture; and to the use of our report dated June 6, 1997, with respect to the financial statements of Showscan/General Cinema Ventures, all of which are included in the Joint Proxy Statement/Prospectus of Iwerks Entertainment, Inc. and Showscan Entertainment Inc. and the related Registration Statement (Form S-4) of Iwerks Entertainment, Inc.



                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               ERNST & YOUNG LLP



Los Angeles, California
March 2, 1998